                                                                      Exhibit 21

                          Subsidiaries of Manpower Inc.

                                                         Incorporated in
Corporate Name                                           State/Country of
--------------                                           ----------------
Huntsville Service Contractors, Inc.                     Alabama

Benefits S.A.                                            Argentina

Cotescud S.A.S.E.                                        Argentina

CH Systems Pty Ltd.                                      Australia

CHF Management Services Pty Ltd.                         Australia

Empower Corporate Research Pty Ltd.                      Australia

Global Management Training Pty Ltd.                      Australia

ICV International Pty Ltd.                               Australia

Intellectual Capital Pty Ltd.                            Australia

Leadership Partners Pty Ltd.                             Australia

Manpower Services (Australia) Pty Ltd.                   Australia

Primepower Management Services Pty. Ltd.                 Australia

The Empower Group Pty Ltd.                               Australia

The Empower Group (Queensland) Pty Ltd.                  Australia

World Competitive Practices Pty Ltd.                     Australia

Manpower GmbH                                            Austria

Manpower Holding GmbH                                    Austria

Manpower Unternehmens und Personalberatungs GmbH         Austria

Multiskill SA                                            Belgium

S.A. Manpower (Belgium)  N.V.                            Belgium

Manpower Brasil Ltda.                                    Brazil

Manpower Ltda Sociedada Civil (Inactive)                 Brazil

Manpower Participacoes Ltda.                             Brazil

Manpower Professional Ltda                               Brazil

Manpower Staffing Ltda.                                  Brazil

Jefferson Wells International (Canada), Inc.             Canada

Manpower Services Canada Limited                         Canada

CEL Management Consultancy (Shanghai) Co. Ltd.           China (PRC)

Manpower Business Consulting (Shanghai) Co. Ltd.         China (PRC)

Manpower de Colombia Ltda.                               Colombia

Uno A Servicios Especiales Ltda.                         Colombia

Manpower Costa Rica                                      Costa Rica

Manpower Republique Tcheque                              Czech Republic

Ironwood Capital Corporation                             Delaware

Manpower CIS Inc.                                        Delaware

Manpower Franchises LLC                                  Delaware

Manpower International Inc.                              Delaware

Staffing Trends, Inc.                                    Delaware

U.S. Caden Corporation                                   Delaware

Elan Computing A/S                                       Denmark

Empower ApS                                              Denmark

Manpower A/S (Denmark)                                   Denmark

Manpower El Salvador S.A. de C.V.                        El Salvador

Avalia                                                   Finland

Manpower OY                                              Finland

Fortec SARL                                              France

Manpower France SARL                                     France

Supplay S.A.                                             France

Adservice GmbH                                           Germany

Bankpower GmbH Personaldienstleistungen                  Germany

Engineering by Manpower GmbH                             Germany

IT@Manpower GmbH                                         Germany

Manpower GmbH Personaldienstleistungen                   Germany

Manpower Team S.A.                                       Greece

Manpower Solutions S.A.                                  Greece

Manpower Guatemala S.A.                                  Guatemala

Manpower Honduras S.A.                                   Honduras

Center for Effective Leadership (HK) Ltd.                Hong Kong

Elan Computing (Asia) Limited                            Hong Kong

Manpower Services (Hong Kong) Limited                    Hong Kong

Manpower Swift Recruitment Services Limited              Hong Kong

Manpower Munkaero Szervezesi KFT                         Hungary

Bartran, Inc.                                            Illinois

Complete Business Services of IL, Inc.                   Illinois

Transpersonnel, Inc.                                     Illinois

Manpower Services India Pte. Ltd.                        India

Elan Recruitment Limited                                 Ireland

Manpower (Ireland) Group Limited                         Ireland

Manpower (Ireland) Limited                               Ireland

The Skills Group Contract Services Limited               Ireland

The Skills Group Financial Services Limited              Ireland

The Skills Group International Limited                   Ireland

Adam Ltd. (Inactive)                                     Israel

Adi Ltd.                                                 Israel

Career Ltd.                                              Israel

Hahaklai                                                 Israel

John Bryce Testing                                       Israel

Manpower (Israel) Holdings (1999) Limited                Israel

Manpower Israel Limited                                  Israel

Miluot                                                   Israel

M.I.T. Manpower Info Technology                          Israel

MNAM Ltd.                                                Israel

MPH Holdings Ltd.                                        Israel

Nativ 2 Ltd.                                             Israel

S.T.M. Technologies Ltd. (Inactive)                      Israel

T. Market (M. A.)                                        Israel

Telepower                                                Israel

Tirgumey Eichut                                          Israel

Unison Engineering Projects Ltd.                         Israel

Manpower Consulting S.P.A.                               Italy

Manpower Italia S.r.l.                                   Italy

Manpower S.P.A.                                          Italy

Manpower Seleform S.P.A.                                 Italy

I.P.C. Co. Ltd.                                          Japan

JobSearchpower Co. Ltd.                                  Japan

Job Support Power                                        Japan

Manpower Japan Co. Limited                               Japan

Mates Co. Ltd.                                           Japan

Skill Partner                                            Japan

Jordanian American Manpower Company W.L.L.               Jordan

Support Service Specialists of Topeka, Inc.              Kansas

Manpower Professional Services Inc.                      Korea

Manpower Services Korea, Inc.                            Korea

Manpower of Baton Rouge LLC                              Louisiana

Aide Temporaire Luxembourg SARL                          Luxembourg

Agensi Pekerjaan Manpower Recruitment Sdn Bhd            Malaysia

Manpower Staffing Services (Malaysia) Sdn Bhd            Malaysia

Manpower Antilles                                        Martinique

Intelecto Technologico S.A. de C.V.                      Mexico

Manpower Corporativo S.A. de C.V.                        Mexico

Manpower Industrial S.A. de C.V.                         Mexico

Manpower Mensajeria S.A. de C.V.                         Mexico

Manpower S.A. de C.V.                                    Mexico

Tecnologia Y Manufactura S.A. de C.V.                    Mexico

The Empower Group S.A. de C.V.                           Mexico

Manpower Monaco SAM                                      Monaco

Societe Marocaine De Travail Temporaire                  Morocco

Manpower Consultancy B.V.                                Netherlands

Manpower Direkt B.V.                                     Netherlands

Manpower Industrie B.V.                                  Netherlands

Manpower Management B.V.                                 Netherlands

Manpower Nederland B.V.                                  Netherlands

Manpower Uitzendorganisatie B.V.                         Netherlands

MP Project Support B.V.                                  Netherlands

Ultraflex B.V.                                           Netherlands

Ultrasearch B.V.                                         Netherlands

Manpower Nouvelle Caledonie                              New Caledonia

Brecker & Merryman Inc.                                  New York

Manpower Inc. of New York                                New York

Manpower Services (New Zealand) Ltd.                     New Zealand

Bankpower A/S                                            Norway

Elan Computing A/S                                       Norway

Framnaes Installajon A/S                                 Norway

In Mente A/S                                             Norway

Manpower A/S                                             Norway

Manpower Facility Management A/S                         Norway

Mediapower A/S                                           Norway

Quality People A/S                                       Norway

Techpower A/S                                            Norway

Techpower Telemark A/S                                   Norway

The Empower Group A/S                                    Norway

Tri County Business Services, Inc.                       Ohio

Temporales Panama S.A.                                   Panama

Manpower Peru S.A.                                       Peru

Manpower Professional Services S.A.                      Peru

Manpower Outsourcing Services Inc.                       Philippines

Prime Manpower Resources Development Inc  .              Philippines

Manpower Polska                                          Poland

Manpower Reunion                                         Reunioun

Manpower Incorporated of Providence                      Rhode Island

Center for Effective Leadership (Asia) Pte Ltd.          Singapore

Highly Effective Youth (Asia) Pte. Ltd.                  Singapore

Hutchdale Investments Pte Ltd.                           Singapore

Manpower Staffing Services (Singapore) Pte. Ltd.         Singapore

Manpower (SA) PTY LTD                                    South Africa

Elan Computing S.L.U.                                    Spain

Elan IT Resource S.L.U.                                  Spain

Link Externalizacion de Servicios S.L.                   Spain

Manpower Team E.T.T., S.A.                               Spain

Bohin & Stromberg Chefsrekrytering AB                    Sweden

Empowergroup AB                                          Sweden

GrowPower AB                                             Sweden

JKW Servicenter AB                                       Sweden

Manpower AB                                              Sweden

Manpower Industrial AB                                   Sweden

Manpower Industriprojekt AB                              Sweden

Manpower KB                                              Sweden

Manpower Outsourcing AB                                  Sweden

Manpower Professional AB                                 Sweden

Manpower Servicenter AB                                  Sweden

Manpower Sverige AB                                      Sweden

Manpower Resurs AB                                       Sweden

Resurspoolen Norden AB                                   Sweden

Allegra Finanz AG                                        Switzerland

Caden Corporation S.A.                                   Switzerland

M.S.A.                                                   Switzerland

Manpower AG                                              Switzerland

Manpower Holding AG                                      Switzerland

Manpower HR Management S.A.                              Switzerland

Worklink AG                                              Switzerland

Manpower Services (Taiwan) Co., Ltd.                     Taiwan

HR Staffing LLC                                          Texas

HR Power Services Co. Ltd.                               Thailand

Manpower Surawongse Recruitment Co., Ltd.                Thailand

Skillpower Services (Thailand) Co., Ltd.                 Thailand

Manpower Tunisie                                         Tunisia

Bafin (UK) Limited (Inactive)                            United Kingdom

Bafin Holdings                                           United Kingdom

Bafin Services Limited                                   United Kingdom

Brook Street Bureau PLC                                  United Kingdom

Brook Street (UK) Limited                                United Kingdom

BS Project Services Limited                              United Kingdom

Challoners Limited (Inactive)                            United Kingdom

Company Services Associated Ltd.                         United Kingdom

DP Support Services Limited (Inactive)                   United Kingdom

Elan Group Limited                                       United Kingdom

Elan Computing Limited                                   United Kingdom

Elan Computing (Midlands) Limited                        United Kingdom

Elan Computing (Northern) Limited                        United Kingdom

Elan Computing (Scotland) Limited                        United Kingdom

Ferribush Limited (Inactive)                             United Kingdom

Girlpower Limited. (Inactive)                            United Kingdom

House of Catalyst Limited                                United Kingdom

Manpower Contract Services Limited. (Inactive)           United Kingdom

Manpower (Ireland) Limited (Inactive)                    United Kingdom

Manpower IT Services Limited (Inactive)                  United Kingdom

Manpower Nominees Limited (Inactive)                     United Kingdom

Manpower Public Limited Company                          United Kingdom

Manpower Resources Limited                               United Kingdom

Manpower Services Ltd. (Inactive)                        United Kingdom

Manpower Strategic Services                              United Kingdom

Manpower (UK) Limited                                    United Kingdom

Overdrive Limited (Inactive)                             United Kingdom

Psyconsult International Limited (Inactive)              United Kingdom

Salespower Limited (Inactive)                            United Kingdom

Screenactive Ltd.                                        United Kingdom

Temp Finance & Accounting Service Limited (Inactive)     United Kingdom

The Ambridge Group                                       United Kingdom

The Empower Group Ltd.                                   United Kingdom

The Trotman Group Ltd.                                   United Kingdom

Trotman & Company Ltd.                                   United Kingdom

Aris Sociedad Anonima                                    Uruguay

Manpower de Venezuela C.A.                               Venezuela

Manpower Holdings Inc.                                   Wisconsin

Manpower Nominees Inc.                                   Wisconsin

Manpower of Indiana Limited Partnership                  Wisconsin

Manpower of Texas Limited Partnership                    Wisconsin

Manpower Professional Services Inc.                      Wisconsin

Manpower Professional Staffing Services Inc.             Wisconsin

Manpower Texas Holdings LLC                              Wisconsin

North Avenue Commerce Center LLC                         Wisconsin

North Avenue Commerce Center Phase II LLC                Wisconsin

Signature Graphics of Milwaukee, Inc.                    Wisconsin